UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 21, 2020

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities

On December 20, 2018, iCAD, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”), with certain institutional and accredited investors, including, but not limited to, all of the then current directors and executive officers of the Company (the “Investors”), pursuant to which the Investors purchased unsecured subordinated convertible debentures (the “Convertible Debentures”), with an aggregate principal amount of approximately $7 million. Capitalized terms used but not defined in the following description shall have the meaning assigned to such terms in the Convertible Debentures.

As previously disclosed, on February 18, 2020, the Company notified the Investors that as of February 14, 2020, the VWAP of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for each of the preceding 30 consecutive Trading Days exceeded $8.00 per share, and in accordance with the terms of the Convertible Debentures, the Company shall cause all of the Investors to convert all of the outstanding principal amount of the Convertible Debentures and the Make Whole Amount (which includes all accrued but unpaid interest through the Forced Conversion Date and all interest that would have accrued through the December 21, 2021 maturity date of the Convertible Debentures but for the conversion), into shares of the Company’s Common Stock on a Forced Conversion Date of February 21, 2020.

On the Forced Conversion Date of February 21, 2020, the Company issued to the Investors an aggregate of 1,816,089 shares of Common Stock, consisting of 1,742,500 shares issued upon conversion of the outstanding principal amount of the Convertible Debentures, and 73,589 shares, known as the Pre-Make Whole Conversion Shares, equal to the quotient of a Make Whole Amount of $697,000 (referenced above) divided by the Make Whole Conversion Rate as of February 20, 2020 ($9.26, which represents 95% of the average of the VWAPs for the 20 consecutive Trading Days ending on February 20, 2020, the Trading Day immediately prior to the Forced Conversion Date (or, for Company insiders, $12.08, which represents the closing bid price of the Common Stock on February 20, 2020)). The issuance of the Make Whole Conversion Shares shall be completed on March 20, 2020, also known as the Make Whole Issuance Date, by determining the Make Whole Conversion Rate as of March 19, 2020, by delivering any additional shares of Common Stock issuable upon the Make Whole Issuance Date (such number of shares of Common Stock to be equal to the quotient of the Make Whole Amount divided by the Make Whole Conversion Rate as of March 19, 2020, less the Pre-Make Whole Conversion Shares issued on the Forced Conversion Date).

The Convertible Debentures and the shares of Common Stock underlying the Convertible Debentures were offered and sold in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, and the shares of Common Stock issued upon conversion of the Convertible Debentures were issued pursuant to the conversion thereof, which is exempt from registration under the Securities Act in reliance on Section 3(a)(9) thereof.

The description of the SPA and of the Convertible Debentures are not intended to be complete and are qualified in their entirety to the form of SPA and Convertible Debentures, filed as exhibit 10.1 and 4.1, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein Chief Executive Officer

Date: February 25, 2020